Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE BROOKLINE BANCORP, INC.
2021 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Grant Date:

Pursuant to the Brookline Bancorp, Inc. 2021 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Brookline Bancorp, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”), of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1.             Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.

2.             Restrictions and Conditions.

(a)           Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)            Except as otherwise provided in Paragraph 3 below, if the Grantee’s Service Relationship with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

3.             Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in a Service Relationship with the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date(s)[1]

[The shares of Restricted Stock awarded hereunder shall vest on the third anniversary of the Grant Date, based on the Company’s achievement of identified performance-based measures. [Measures to be described.]]2

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

Notwithstanding the foregoing, upon the occurrence of a Change in Control:

(a)           Upon an Involuntary Termination of Service Relationship (or, as to a Non-Employee Director, Termination of Service Relationship) following a Change in Control, all Awards shall be fully earned and vested immediately; provided, however, that any Awards the vesting of which is subject to a performance goal will be treated as provided in clause (b) below.

(b)           In the event of a Change in Control, any performance measure attached to an Award shall be deemed satisfied at target as of the date of a Change in Control.

(c)           “Change in Control” means the occurrence of any one of the following events:

(i)             any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

1 For use in time-based awards.

2 For use in performance-based awards.

(ii)            the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

(d)          “Involuntary Termination of Service Relationship” means a termination of a Service Relationship by the Company or Subsidiary (other than a termination for Cause) or termination of a Service Relationship by Grantee for Good Reason.

(e)          “Cause” means (i) the conviction of the Grantee of a felony or of any lesser criminal offense involving moral turpitude, (ii) the willful commission by the Grantee of a criminal or other act that, in the judgment of the Administrator, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary, (iii) the commission by the Grantee of an act of fraud in the performance of duties on behalf of the Company or any Subsidiary, (iv) the continuing willful failure of the Grantee to perform his or her duties to the Company or any Subsidiary (other than any such failure resulting from his or her incapacity due to physical or mental illness) after written notice thereof or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the participant’s Service with the Company; provided, however, if the Grantee is party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of Cause, then, for purposes of this Plan, “Cause” shall have the meaning set forth in such agreement.

(f)           “Good Reason” means the occurrence of any of the following events following a Change in Control: (i) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Grantee to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control, (ii) a material change in the functions, duties or responsibilities of the Grantee compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control, (iii) any reduction of the rate of the Grantee’s base salary in effect immediately prior to the Change in Control, (iv) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Grantee’s compensation as and when due, (v) any change in the terms and conditions of any compensation or benefit program in which the Grantee participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of the Grantee’s total compensation package or (vi) a change in the Grantee’s principal place of service, without his or her consent, to a place that is at least thirty (30) miles further away from the Grantee’s principal residence prior to the Change in Control; provided, however, if the Grantee is party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of Good Reason, then, for purposes of this Plan, “Good Reason” shall have the meaning set forth in such agreement.

4.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.            Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

6.            Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

7.            Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

8.            No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Grantee at any time.

9.            Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.          Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.          Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BROOKLINE BANCORP, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

5